UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 10, 2020

Compass Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55939	82-4876496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

245 First Street, 3rd Floor, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)

(617) 500-8099

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2020, the Board of Directors (the “Board”) of Compass Therapeutics, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, appointed Brett Kaplan, M.D., to join the Board, effective immediately. The Board determined that Dr. Kaplan is independent under the Company’s corporate governance guidelines. Dr. Kaplan will serve as a Class I director with a term expiring at the annual meeting of stockholders to be held in 2021. Dr. Kaplan was also appointed to serve as a member and the Chair of the Board’s Audit Committee. The Board also determined that Dr. Kaplan qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K.

As a non-employee director, Dr. Kaplan will receive cash compensation and an equity award for his Board service. Dr. Kaplan will receive a cash retainer of $50,000 for general availability and participation in meetings and conference calls of the Board and the Audit Committee. In connection with his initial appointment to the Board, Dr. Kaplan will receive an initial option award to purchase 60,000 shares of the Company’s common stock at an exercise price equal to $5.00 per share. The option grant shall vest monthly over four years.

There are no family relationships between Dr. Kaplan, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. Dr. Kaplan is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Kaplan and any other persons pursuant to which he was selected as a director. In addition, Dr. Kaplan has entered into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its non-employee directors, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 23, 2020.

On September 15, 2020, the Company issued a press release announcing the appointment of Dr. Kaplan to the Board and a promotion for Vered Bisker-Leib, the Company’s Chief Operating Officer. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by the Company on September 15, 2020, furnished hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compass Therapeutics, Inc.

Date: September 15, 2020	By:	/s/ Thomas J. Schuetz
	Name:	Thomas J. Schuetz, M.D.
	Title:	Chief Executive Officer